Exhibit 3.1

Auditor’s consent

We hereby consent to the incorporation by reference in this Registration Statement on Form F-7 of Burcon NutraScience Corporation ("Burcon") of our report dated June 24, 2013 relating to the consolidated financial statements of Burcon for the years ended March 31, 2013 and 2012.

“signed PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, British Columbia
Canada
February 7, 2014

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.